Exhibit 21

UNITED TECHNOLOGIES CORPORATION
Subsidiaries of the Registrant
December 31, 2002

Entity Name	State/Country of Incorporation

Ardco, Inc.	Illinois
Britannia Lift Services (UK) Ltd.	United Kingdom
Cade Industries, Inc	Wisconsin
Caricor Ltd	Delaware
Carlyle Scroll Holdings	Delaware
Carmel Forge Limited (The)	Israel
Carrier Air Conditioning Philippines, Inc.	Philippines
Carrier Air Conditioning Pty Ltd (CPL)	Australia
Carrier Corporation	Delaware
Carrier HVACR Investments B.V	Netherlands
Carrier LG Limited	South Korea
Carrier Limited Korea	South Korea
Carrier Mexico S.A. de C.V.	Mexico
Carrier Refrigeration AB	Sweden
Carrier S.A.	Argentina
Carrier S.A.	France
Carrier S.P.A.	Italy
Carrier Singapore PTE Limited	Singapore
Carrier Transicold Europe S.A.	France
Carrier Transicold Industries S.A.	France
CEAM Srl	Italy
China Tianjin Otis Elevator Company, Ltd.	China
Claverham Group Limited	United Kingdom
Eagle Services Asia Private Limited	Singapore
Elevadores Otis Ltda.	Brazil
Empresas Carrier S.A. De C.V.	Mexico
Guangzhou Otis Elevator Company, Ltd.	China
Hamilton Sundstrand Corporation	Delaware
Hamilton Sundstrand Holdings EURL	France
Hamilton Sundstrand Holdings, Inc	Delaware
Hamilton Sundstrand International Holdings Ltd.	Cayman Islands
Hamilton Sundstrand Power Systems, Inc.	Delaware
Helicopter Support, Inc.	Connecticut
Homogeneous Metals, Inc.	New York
HWH of Delaware, Inc.	Delaware
International Comfort Products Corporation (USA)	Delaware
Johns Perry Lifts Holdings	Cayman Islands
Latin American Holding, Inc.	Delaware
LG Otis Elevator Company	South Korea
Milton Roy Company	Pennsylvania
Misr Refrigeration And Air Conditioning Manufacturing Company S.A.E.	Egypt
NAES Acquisition Corporation	Delaware
Nevada Bond Investment Corp. II	Nevada
Nippon Otis Elevator Company	Japan
Otis [France]	France
Otis Building Technologies Pty	Australia
Otis Canada, Inc.	Canada
Otis Elevator (China) Investment Company Limited	China
Otis Elevator Company (H.K.) Limited	Hong Kong
Otis Elevator Company (India) Limited	India
Otis Elevator Company (New Jersey)	New Jersey
Otis Elevator Company Pty. Ltd	Australia
Otis Far East Holdings Limited	Hong Kong
Otis GmbH & Co. OHG	Germany
Otis Holdings GmbH & Co. OHG	Germany
Otis Holdings Limited	United Kingdom
Otis Investments Plc	United Kingdom
Otis Lifts Holdings Company	United Kingdom
Otis Limited	United Kingdom
Otis S.p.A	Italy
Otis Servizi S.r.L.	Italy
Pratt & Whitney Auto Air, Inc.	Michigan
Pratt & Whitney Canada Leasing Inc.	Canada
Pratt & Whitney Component Solutions, Inc.	Michigan
Pratt & Whitney Engine Services, Inc.	Delaware
Pratt & Whitney Holdings LLC	Cayman Islands
Pratt & Whitney Power Systems, Inc.	Delaware
Pratt & Whitney Services, Inc.	Singapore
Ratier-Figeac S.A.	France
Sikorsky Aircraft Corporation	Delaware
Sikorsky Export Corporation	Delaware
Sikorsky International Operations, Inc.	Delaware
Sirius (Korea) Ltd.	United Kingdom
Specialty Equipment Manufacturing Corporation	Delaware
Specialty Equipment Companies, Inc.	Delaware
Springer Carrier Ltda.	Brazil
Sullair Corporation	Indiana
Sundyne Corporation	Delaware
Tadiran Ampa Ltd.	Israel
The Falk Corporation	Delaware
Toshiba Carrier (Thailand) Corporation	Thailand
Toshiba Carrier UK Limited	United Kingdom
Tyler Holdings Corporation	Delaware
Tyler Refrigeration Corporation	Delaware
United Technologies Corporation	Alabama
United Technologies Electronic Controls, Inc.	Delaware
United Technologies Far East Limited	Hong Kong
United Technologies Finance Corporation	Delaware
United Technologies Holding GmbH	Germany
United Technologies Holdings B.V.	Netherlands
United Technologies Holdings Limited	United Kingdom
United Technologies Holdings S.A.	France
United Technologies Intercompany Lending Ireland Limited	Ireland
United Technologies International Corporation- Asia Private Ltd	Singapore
United Technologies International Operations, Inc.	Delaware
United Technologies International SAS	France
UT Insurance (Vermont), Inc.	Vermont
UT Park View, Inc.	Delaware
UTC Canada Corporation	Canada
UTCL Investments BV	Netherlands
Xizi Otis Elevator Company (Hangzhou) Limited	China
Zardoya Otis, S.A.	Spain

Other subsidiaries of the Registrant have been omitted from this listing since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.